SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Online Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-1623052

(I.R.S. employer identification no.)

7600 Colshire Road, McLean, Virginia 22102

(Address of principal executive offices) (Zip code)

ONLINE RESOURCES CORPORATION 1999 STOCK OPTION PLAN

Catherine A. Graham
Executive Vice President and Chief Financial Officer
7600 Colshire Drive
McLean, Virginia 22102

(Name and address of agent for service)

(703) 394-5100

(Telephone number, including area code, of agent for service)
Copy to:

Mark J. Wishner

Mintz Levin Cohn Ferris Glovsky and Popeo, PC

Suite 900

12010 Sunset Hills Drive

Reston, Virginia 20190

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered(1)	price per share(1)	price(1)	registration fee(1)

Common Stock, par value $0.001 per share	5,100,623	$6.475	$33,026,534	$4,184.46

(1)	Pursuant to Rules 457(c) and 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low price of $6.475 per share of Online Resources Corporation common stock on May 21, 2004 as reported on the Nasdaq National Market.

Explanatory Note

     This Registration Statement on Form S-8 of Online Resources Corporation (“Online”) is being filed to register 5,100,623 additional shares of common stock authorized for issuance under Online’s 1999 Stock Option Plan, as amended (the “1999 Plan”). Online previously registered 757,708 shares of common stock previously authorized for issuance under the 1999 Plan. The total number of shares currently authorized for issuance under the 1999 Plan is 5,858,331. See Registration Statement on Form S-8 (Registration No. 333-92607) which was filed with the SEC on December 10, 1999. In accordance with Section E of the General Instructions to Form S-8, the contents of Form S-8, Registration No. 333-92607, filed by Online with the SEC on December 10, 1999 are incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz Levin Cohen Ferris Glovsky and Popeo, PC regarding the legality of the shares of Common Stock being registered.*

23.01	Consent of Ernst & Young LLP.*

23.02	Consent of Mintz Levin Cohen Ferris Glovsky and Popeo, PC (contained in Exhibit 5.1).*

24	Power of Attorney (contained on signature page).*

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia on May 27, 2004.

Online Resources Corporation

By: /s/ Matthew P. Lawlor

Matthew P. Lawlor
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. We, the undersigned officers and directors of Online Resources Corporation, hereby severally and individually constitute and appoint Matthew P. Lawlor and Catherine A. Graham, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date: May 27, 2004	By: /s/ Matthew P. Lawlor

Matthew P. Lawlor
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: May 27, 2004	By: /s/ Catherine A. Graham

Catherine A.Graham
Executive Vice President and Chief Financial Officer
(Chief Financial Officer)

Date: May 27, 2004	By: /s/ Michael H. Heath

Michael H. Heath
Director

Date: May 27, 2004	By: /s/ William H. Washecka

William H. Washecka
Director

Date: May 27, 2004	By: /s/ Ervin R. Shames

Ervin R. Shames
Director

Date: May 27, 2004	By: /s/ Barry D. Wessler

Barry D. Wessler
Director

Date: May 27, 2004	By: /s/ Joseph J. Spalluto

Joseph J. Spalluto
Director

Date: May 27, 2004	By: /s/ David O’Connor

David O’Connor
Director

Date: May 27, 2004	By: /s/ Edward E. Furash

Edward E. Furash
Director